Nordson Corporation Reports Strong Second Quarter Fiscal 2022 Results and Raises Annual Earnings Guidance

Second Quarter:
•Sales were $635 million, an 8% increase over prior year
•Operating profit was $184 million, an 11% increase over prior year
•Earnings per share were $1.88 compared to $2.12 in the prior year
•Adjusted earnings were $2.43 per diluted share, a 15% increase over the prior year

Guidance:
•Updating previously issued full-year fiscal 2022 guidance: increasing adjusted earnings per diluted share growth to 18% to 21% and narrowing revenue growth to 8% to 9% over fiscal 2021
WESTLAKE, Ohio--(BUSINESS WIRE)--May 23, 2022--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal second quarter ended April 30, 2022. Sales were $635 million, an 8% increase compared to the prior year’s second quarter sales of $590 million. The increase in second quarter 2022 sales included organic volume growth of 7% and a favorable acquisition impact of 4%, partially offset by unfavorable effects from currency translation of 3%. The organic sales increase was driven by strong demand across most end markets, offset by unfavorable impacts from COVID-related lockdowns in China.

Operating profit in the second quarter was $184 million, or 29% of sales, compared to prior year operating profit of $166 million. This 11% increase in operating profit was driven primarily by sales volume leverage. EBITDA for the second quarter of 2022 totaled $209 million, or 33% of sales.
Net income was $110 million, or $1.88 earnings per diluted share. Adjusted net income, which excludes the $41 million non-cash pension annuitization charge ($32 million after tax), was $142 million, an $18 million increase from the prior year earnings of $124 million. Second quarter 2022 adjusted diluted earnings per share were $2.43, a 15% increase over the prior year diluted earnings per share of $2.12.
“I am very proud of the Nordson team’s efforts and our impressive second quarter financial performance, despite the ongoing COVID-related lockdowns in China and foreign currency headwinds. We remain focused on the safety of our employees and delivering on the strong broad-based demand from our customers. The ongoing deployment of the NBS Next growth framework is delivering tangible results in terms of strong order entry and 70% organic incremental margins,” said Sundaram Nagarajan, president and chief executive officer.
Second Quarter Segment Results
Industrial Precision Solutions sales of $316 million increased 6% compared to the prior year second quarter, driven by a 3% organic sales increase and a favorable acquisition impact of 7%, partially offset by an unfavorable currency impact of 4%. The organic sales increase was driven by continued demand in consumer non-durable and industrial end markets, which was offset by weakness in Asia-Pacific related to the COVID shutdowns in China. Operating profit in the quarter was $102 million, or 32% of sales, a decrease of 2% compared to the prior year second quarter, as favorable sales volume leverage was offset by unfavorable sales mix compared to the prior year second quarter.
Advanced Technology Solutions sales of $319 million increased 10% compared to the prior year second quarter. Organic sales increased 11%, partially offset by an unfavorable currency impact. The organic sales increase was driven by robust demand across electronics dispense, test and inspection, and biopharma fluid component product lines. Operating profit totaled $98 million, or 31% of sales, an increase of 29% compared to the prior year second quarter operating profit.

Outlook
The Company continues to be encouraged as order entry remained strong throughout the second quarter with a favorable book-to-bill ratio. Backlog entering the second half of fiscal 2022 exceeds $1 billion, as the Company continues to see extended shipment request dates in conjunction with large orders from its customers in electronics, industrial and medical end markets.
For the full year, the Company is increasing its previously issued adjusted earnings guidance to growth in the range of 18% to 21% and narrowing its previously issued year-over-year revenue guidance to growth of 8% to 9% over fiscal 2021.
Fiscal 2022 third quarter revenue and adjusted earnings are forecasted to be comparable to the prior year results.
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Tuesday, May 24, 2022 at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.

Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflict between Russia and Ukraine, acts of terror, natural disasters and pandemics, including the current coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.
Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, www.twitter.com/Nordson_Corp or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended		Six Months Ended
	April 30, 2022	April 30, 2021	April 30, 2022	April 30, 2021
Sales	$635,403	$589,538	$1,244,569	$1,116,104
Cost of sales	277,768	251,839	546,800	488,445
Gross profit	357,635	337,699	697,769	627,659
Gross margin %	56.3%	57.3%	56.1%	56.2%

Selling & administrative expenses	173,662	171,308	357,936	352,243
Operating profit	183,973	166,391	339,833	275,416

Interest expense - net	(4,942)	(6,690)	(10,127)	(13,242)
Other income (expense) - net (1)	(39,764)	(3,843)	(38,472)	(8,504)
Income before income taxes	139,267	155,858	291,234	253,670

Income taxes	29,633	31,714	61,191	51,944

Net income	$109,634	$124,144	$230,043	$201,726

Weighted-average common shares outstanding:
Basic	57,784	58,068	57,971	58,063
Diluted	58,382	58,652	58,606	58,703

Earnings per share:
Basic earnings	$1.90	$2.14	$3.97	$3.47
Diluted earnings	$1.88	$2.12	$3.93	$3.44
(1) Includes pension settlement charge of $41,221.

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	April 30, 2022	October 31, 2021
Cash and cash equivalents	$120,892	$299,972
Receivables - net	499,535	489,389
Inventories - net	383,215	327,195
Other current assets	56,197	48,282
Total current assets	1,059,839	1,164,838

Property, plant & equipment - net	357,561	355,565
Goodwill	1,821,091	1,713,148
Other assets	557,852	557,410
	$3,796,343	$3,790,961

Current maturities of long-term debt and notes payable	$310,892	$34,188
Accounts payable and accrued liabilities	411,606	411,206
Total current liabilities	722,498	445,394

Long-term debt	479,703	781,709
Other liabilities	403,526	404,728
Total shareholders' equity	2,190,616	2,159,130
	$3,796,343	$3,790,961

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Six Months Ended
	April 30, 2022	April 30, 2021
Cash flows from operating activities:
Net income	$230,043	$201,726
Depreciation and amortization	50,355	51,336
Other non-cash items (1)	51,449	14,858
Changes in working capital	(85,070)	20,206
Other	(32,276)	(40,412)
Net cash provided by operating activities	214,501	247,714

Cash flows from investing activities:
Additions to property, plant and equipment	(24,776)	(18,743)
Acquisition of businesses, net of cash acquired	(171,613)	—
Other - net	15	5,062
Net cash used in investing activities	(196,374)	(13,681)

Cash flows from financing activities:
Issuance (repayment) of long-term debt	1,654	(250,101)
Repayment of finance lease obligations	(2,620)	(3,399)
Dividends paid	(59,301)	(45,342)
Issuance of common shares	7,798	18,783
Purchase of treasury shares	(140,466)	(30,274)
Net cash used in financing activities	(192,935)	(310,333)

Effect of exchange rate change on cash	(4,272)	1,327
Net change in cash and cash equivalents	(179,080)	(74,973)

Cash and cash equivalents:
Beginning of period	299,972	208,293
End of period	$120,892	$133,320

(1) Includes pension settlement charge of $41,221.

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	April 30, 2022	April 30, 2021	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$316,434	$298,775	2.8%	7.1%	(4.0)%	5.9%
Advanced technology solutions	318,969	290,763	11.3%	—%	(1.6)%	9.7%
Total sales	$635,403	$589,538	7.0%	3.6%	(2.8)%	7.8%

SALES BY GEOGRAPHIC REGION
United States	$218,508	$202,924	3.9%	3.8%	—%	7.7%
Americas	55,244	44,914	20.8%	1.9%	0.3%	23.0%
Europe	172,256	156,451	14.4%	3.7%	(8.0)%	10.1%
Japan	25,443	27,852	(5.0)%	6.3%	(10.0)%	(8.7)%
Asia Pacific	163,952	157,397	1.8%	3.3%	(0.9)%	4.2%
Total sales	$635,403	$589,538	7.0%	3.6%	(2.8)%	7.8%

	Six Months Ended		Sales Variance
	April 30, 2022	April 30, 2021	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$640,367	$587,191	7.3%	5.3%	(3.5)%	9.1%
Advanced technology solutions	604,202	528,913	15.4%	—%	(1.2)%	14.2%
Total sales	$1,244,569	$1,116,104	11.2%	2.7%	(2.4)%	11.5%

SALES BY GEOGRAPHIC REGION
United States	$409,885	$388,240	3.3%	2.3%	—%	5.6%
Americas	103,769	81,052	27.7%	0.7%	(0.4)%	28.0%
Europe	328,241	291,602	15.5%	3.8%	(6.7)%	12.6%
Japan	51,001	54,967	(0.9)%	3.2%	(9.5)%	(7.2)%
Asia Pacific	351,673	300,243	14.8%	2.8%	(0.5)%	17.1%
Total sales	$1,244,569	$1,116,104	11.2%	2.7%	(2.4)%	11.5%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING PROFIT AND EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended				Six Months Ended
	April 30, 2022		April 30, 2021		April 30, 2022		April 30, 2021
SALES BY SEGMENT
Industrial precision solutions	$316,434		$298,775		$640,367		$587,191
Advanced technology solutions	318,969		290,763		604,202		528,913
Total sales	$635,403		$589,538		$1,244,569		$1,116,104

OPERATING PROFIT
Industrial precision solutions	$102,196		$104,283		$204,384		$187,686
Advanced technology solutions	98,458		76,585		174,785		123,786
Corporate	(16,681)		(14,477)		(39,336)		(36,056)
Total operating profit	$183,973		$166,391		$339,833		$275,416

OPERATING PROFIT ADJUSTMENTS (1)
Industrial precision solutions	$—		$—		$1,563		$—

ADJUSTED OPERATING PROFIT (NON-GAAP) (2)		% of Sales		% of Sales		% of Sales		% of Sales
Industrial precision solutions	$102,196	32%	$104,283	35%	$205,947	32%	$187,686	32%
Advanced technology solutions	98,458	31%	76,585	26%	174,785	29%	123,786	23%
Corporate	(16,681)		(14,477)		(39,336)		(36,056)
Total operating profit - adjusted	$183,973	29%	$166,391	28%	$341,396	27%	$275,416	25%

DEPRECIATION & AMORTIZATION
Industrial precision solutions	$6,916		$6,468		$14,358		$13,451
Advanced technology solutions	15,825		16,421		31,635		32,965
Corporate	2,224		2,427		4,362		4,920
Total depreciation & amortization	$24,965		$25,316		$50,355		$51,336

EBITDA (NON-GAAP) (2)
Industrial precision solutions	$109,112	34%	$110,751	37%	$220,305	34%	$201,137	34%
Advanced technology solutions	114,283	36%	93,006	32%	206,420	34%	156,751	30%
Corporate	(14,457)		(12,050)		(34,974)		(31,136)
Total EBITDA	$208,938	33%	$191,707	33%	$391,751	31%	$326,752	29%

(1) Represents non-cash inventory charges associated with the NDC acquisition.
(2) Adjusted operating profit and EBITDA are non-GAAP measures used by management to evaluate the Company's ongoing operations and non-cash inventory charges related to the NDC acquisition. Adjusted operating profit is defined as operating profit plus certain adjustments, such as non-cash inventory charges associated with the NDC acquisition. EBITDA is defined as adjusted operating profit plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - PROFITABILITY (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	April 30, 2022	April 30, 2021	April 30, 2022	April 30, 2021
GAAP AS REPORTED
Operating profit	$183,973	$166,391	$339,833	$275,416
Other / interest expense - net	(44,706)	(10,533)	(48,599)	(21,746)
Net income	109,634	124,144	230,043	201,726
Diluted earnings per share	$1.88	$2.12	$3.93	$3.44

Shares outstanding - diluted	58,382	58,652	58,606	58,703

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$—	$—	$1,563	$—

NON-OPERATING EXPENSE ADJUSTMENTS
Pension settlement loss	$41,221	$—	$41,221	$—

Total adjustments	$41,221	$—	$42,784	$—

Adjustments net of tax	$32,450	$—	$33,795	$—
EPS effect of adjustments	$0.56	$—	$0.58	$—

NON-GAAP MEASURES-ADJUSTED PROFITABILITY
Operating profit (1)	$183,973	$166,391	$341,396	$275,416
Operating profit % of sales	29.0%	28.2%	27.4%	24.7%
Net income (2)	$142,084	$124,144	$263,838	$201,726
Diluted earnings per share (3)	$2.43	$2.12	$4.50	$3.44
(1) Adjusted operating profit is defined as operating profit plus certain adjustments such as non-cash inventory charges related to the NDC acquisition. Adjusted operating profit as a percentage of sales is defined as adjusted operating profit divided by sales.
(2) Adjusted net income is defined as net income plus tax effected adjustments and other discrete tax items.
(3) Adjusted earnings per share is defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.
Contact
Lara Mahoney
Vice President,
Investor Relations & Corporate Communications
440.204.9985

Lara.Mahoney@nordson.com